UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Master Agreement for Services

On January 29, 2014, Evoke Pharma, Inc. (the “Company”) entered into a Third Amendment to Master Services Agreement (the “Third Amendment”) with SynteractHCR, Inc. (“SynteractHCR”), amending the Master Agreement for Services by and between the Company and Synteract, Inc., dated January 30, 2009, as amended by Amendment No. 1 to Master Agreement for Services, dated January 30, 2011, and Amendment No. 2 to Master Services Agreement, dated November 25, 2013 (together with the Third Amendment, the “Services Agreement”). The Third Amendment extends the term of the Services Agreement until January 30, 2017, unless terminated earlier. The Services Agreement may be terminated (i) by the Company for any reason upon 30 days written notice, (ii) by SynteractHCR upon a material, uncured breach by the Company or (iii) by either party in the event that the other party becomes insolvent, files a petition in bankruptcy or makes an assignment for the benefit of creditors.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by the Services Agreement, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2014	EVOKE PHARMA, INC.

	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President,
Chief Business Officer and Secretary